As filed with the Securities and Exchange Commission on November 18, 2016

Registration No. 333-212790

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RED LION HOTELS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Washington	91-1032187
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

201 W. North River Drive, Suite 100

Spokane, Washington 99201

(509) 459-6100

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Gregory T. Mount

President and Chief Executive Officer

201 W. North River Drive, Suite 100

Spokane, Washington 99201

(509) 459-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Frank C. Woodruff

Erin Joyce Letey

Riddell Williams P.S.

1001 Fourth Avenue, Suite 4500

Seattle, WA 98154

Telephone: (206) 624-3600

Facsimile: (206) 389-1708

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 (this “Amendment”) to the Registration Statement on Form S-3 (File No. 333-212790) (the “Registration Statement”) of Red Lion Hotels Corporation is being filed solely for the purpose of filing a revised Consent of Independent Registered Public Accounting Firm as Exhibit 23.2 of Item 16 of Part II. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16. Exhibits, the signature page of the Registration Statement, the Exhibit Index and Exhibit 23.2. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits

The attached Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on November 18, 2016.

RED LION HOTELS CORPORATION

By:	/s/ Gregory T. Mount
Gregory T. Mount President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Gregory T. Mount Gregory T. Mount	President, Chief Executive Officer and Director (Principal Executive Officer)	November 18, 2016

/s/ David M. Wright David M. Wright	Vice President of Accounting, Tax & External Reporting, Interim Chief Financial Officer (Principal Financial and Accounting Officer)	November 18, 2016

* Robert G. Wolfe	Chairman of the Board of Directors	November 18, 2016

* Raymond R. Brandstrom	Director	November 18, 2016

* James P. Evans	Director	November 18, 2016

* Enrico Marini Fichera	Director	November 18, 2016

* David J. Johnson	Director	November 18, 2016

* Melvin L. Keating	Director	November 18, 2016

* Michael Vernon	Director	November 18, 2016

* Alexander Washburn	Director	November 18, 2016

*	Gregory T. Mount hereby signs this Amendment No. 2 to the Registration Statement on behalf of each of the indicated persons for whom he is attorney-in-fact pursuant to the power of attorney filed as an exhibit to the Registration Statement.

By	/s/ Gregory T. Mount
Gregory T. Mount Attorney-in-Fact

Dated: November 18, 2016

EXHIBIT INDEX

Exhibit Number	Description

1.1**	Form of Underwriting Agreement with respect to Debt Securities

1.2**	Form of Underwriting Agreement with respect to Common Stock

1.3**	Form of Underwriting Agreement with respect to Preferred Stock

1.4**	Form of Underwriting Agreement with respect to Warrants

1.5**	Form of Underwriting Agreement with respect to Units

3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.2 in the Current Report on Form 8-K (Commission File No. 001-13957) filed on May 25, 2011)

3.2	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.1 in the Current Report on Form 8-K (Commission File No. 001-13957) filed on August 12, 2013)

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 in the Form S-3/A (Commission File No. 333-133287) filed on May 15, 2006)

4.2**	Form of Preferred Stock Certificate

4.3**	Form of Debt Security

4.4**	Form of Debt Warrant

4.5**	Form of Equity Warrant

4.6**	Form of Unit

4.7*	Form of Indenture, between us and one or more trustees to be named

5*	Opinion of Riddell Williams P.S.

12.1*	Statement of Computation of Ratios

23.1*	Consent of Riddell Williams P.S. (included in Exhibit 5)

23.2	Consent of Independent Registered Public Accounting Firm

24*	Power of Attorney

25.1***	Statement of Eligibility of Trustee on Form T-1

*	Previously filed.
**	To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, under electronic form type 305B2.